Exhibit 99.1

News Release

For more information contact:

Dennis J. Zember Jr.

Executive Vice President & CFO

(229) 890-1111

AMERIS BANCORP REPORTS OPERATING NET INCOME OF $15.9 MILLION, OR $0.49 PER DILUTED SHARE, FOR THIRD QUARTER 2015

October 23, 2015

AMERIS BANCORP (NASDAQ-GS: ABCB) (the “Company”), Moultrie, Georgia, today reported operating net income of $15.9 million, or $0.49 per diluted share, for the quarter ended September 30, 2015, compared with $12.0 million, or $0.44 per diluted share, for the quarter ended September 30, 2014. Operating earnings for the quarter exclude $75,000 of after-tax gains on the sale of securities and $283,000 of after-tax costs associated with the conversion of the Company’s recently completed acquisitions. For the year-to-date period ending September 30, 2015, the Company reported operating net income of $38.0 million, or $1.19 per diluted share, compared with $30.4 million, or $1.16 per share, for the same period in 2014. Earnings per share for 2015 reflect an additional 5.3 million common shares issued in the Company’s private placement completed in January 2015. Commenting on the Company’s quarterly results, Edwin W. Hortman, Jr., the Company’s President and Chief Executive Officer, said, “We had a great third quarter at Ameris Bank highlighted by solid loan growth, higher revenue than our target numbers, credit quality expenses greatly reduced from past quarters and several expense initiatives that are in place that should help continue moving earnings higher. The integration of our two recent acquisitions has been completed, and we look forward to completing the acquisition of Jacksonville Bancorp, Inc. early in 2016.”

Including the recently announced acquisition, non-recurring credit charges and gains on the sale of securities, the Company reported net income of $15.6 million, or $0.48 per share, in the third quarter of 2015, compared with $11.7 million, or $0.43 per share, in the same quarter in 2014, and for the year-to-date period in 2015, the Company’s earnings totaled $26.7 million, or $0.84 per share, compared with $27.9 million, or $1.07 per share, in 2014.

Highlights of the Company’s performance and results for the third quarter of 2015 include the following:

•	Announcement of an agreement to acquire Jacksonville Bancorp, Inc., which will add $502 million in total assets and eight additional locations within the Jacksonville MSA

•	Operating return on average assets and operating return on average tangible equity of 1.21% and 16.23%, respectively

•	Successful data conversion of the 13 branches acquired in the acquisition of Merchants and Southern Bank in Gainesville, Florida

•	Total loan growth (including mortgage loans held for sale) of $203.7 million in the third quarter of 2015, or 22.7% annualized

•	Organic loan growth of $78.2 million, or 10.4% (annualized), during the third quarter of 2015

•	27% increase in total recurring revenue to $72.3 million in the third quarter of 2015 as compared with the same quarter in 2014, with recurring revenue defined as net interest income plus noninterest income, but excluding gain on sale of securities

•	15.3% increase in tangible book value per share to $12.31, compared with $10.68 per share at September 30, 2014

•	39.5% increase in noninterest income to $25.0 million, compared with $17.9 million in the third quarter of 2014

•	73.4% increase in profitability from mortgage, SBA and warehouse lines of business to $4.7 million, compared with $2.7 million in the same quarter in 2014.

Pending Acquisition

During the third quarter of 2015, the Company announced its intent to acquire Jacksonville Bancorp, Inc., the parent company of The Jacksonville Bank. Upon completion of the transaction, the combined company will have approximately $5.7 billion in assets, $4.0 billion in loans and $4.9 billion in deposits. The acquisition will further expand Ameris’s existing Southeastern footprint in the attractive Jacksonville, Florida market. The Jacksonville Bank currently operates eight banking locations, all of which are located within the Jacksonville MSA. After the acquisition, Ameris will become the largest community bank by deposit market share in the Jacksonville, Florida market. The transaction is expected to close in the first quarter of 2016 and is subject to customary closing conditions, regulatory approvals and approval by Jacksonville Bancorp shareholders.

Net Interest Income and Net Interest Margin

Net interest income (taxable equivalent) for the third quarter of 2015 totaled $48.1 million, an increase of $8.5 million, or 21.5%, compared with $39.6 million reported for the third quarter of 2014. Accretion income in the current quarter increased to $3.0 million, compared with $2.6 million in the second quarter of 2015, and was consistent with the $3.0 million recorded in the third quarter of 2014. Higher levels of interest income resulted mostly from growth in average loans outstanding of approximately $742.5 million as compared with the third quarter of 2014.

The Company’s net interest margin decreased during the quarter to 4.07%, compared with 4.50% during the third quarter of 2014. This decline in net interest margin was expected and resulted from the excess liquidity and short-term investment strategy for the funds in the second and third quarters. Excluding accretion on purchased loans, the Company’s net interest margin was 3.81% in the third quarter of 2015, compared with 4.17% in the third quarter of 2014.

Yields on earning assets in the third quarter of 2015 were 4.39%, compared with 4.96% in the third quarter of 2014. The decline in earning asset yields relates almost entirely to the short-term investment strategy associated with the Company’s recent acquisitions. Current yields on the invested funds were approximately 2.80%, consisting of shorter duration mortgage pools, investment securities and some federal funds sold. Current yields on all loans (including purchased non-covered and covered loans and excluding accretion income) declined in the third quarter of 2015 to 4.75%, compared with 5.11% in the same quarter in 2014. Higher yielding covered loans as a percentage of total loans has declined from 11.2% in the third quarter of 2014 to only 6.2% for the current quarter of 2015. Additionally, some of the growth in the legacy portfolio has been in both municipal loans and adjustable rate mortgages that have a significantly better risk profile but lower yields than consolidated levels seen in the past.

Total interest expense for the third quarter of 2015 was $3.8 million, compared with $4.1 million in the same quarter of 2014. Decreases in total interest expense were driven primarily by the deposit mix in the portfolio, both from acquisition activity and organic growth. Noninterest bearing deposits were 28.7% of the total average deposits in the third quarter of 2015, compared with 23.9% in the same period in 2014. Deposit costs of funds were lower during the third quarter of 2015 at 0.22%, compared with 0.30% during the third quarter of 2014. Management does not expect deposit costs or overall funding costs to change materially in the coming quarters despite tightening liquidity and increasingly stronger forecasts for asset growth.

Non-interest Income

Non-interest income in the third quarter of 2015 improved to $25.0 million, an increase of $7.1 million, or 39.5%, compared with the same quarter in 2014. Continued growth and profitability in the Company’s mortgage operations provided most of the improvement, with revenue from mortgage operations increasing to $10.4 million, an increase of 38.8% compared with the same quarter of 2014. Total mortgage loan production increased to $311.0 million in the quarter, compared with $217.7 million in the third quarter of 2014, while spreads (gain on sale) were relatively unchanged at 3.51% in the current quarter compared with 3.46% in the same quarter of 2014.

Service charges on deposit accounts increased by $4.1 million to $10.8 million during the quarter, an increase of 61.7% compared with the same quarter in 2014.  Service charge increases associated with the recently closed acquisitions totaled $2.7 million in the third quarter of 2015, or $10.9 million annually.

Non-interest Expense

Non-interest expenses totaled $48.4 million in the third quarter of 2015, compared with $38.6 million in the third quarter of 2014. Substantially all of the increase in operating expenses in the third quarter of 2015 over the third quarter of 2014 relates to additional expenses associated with recently acquired branches, as well as increased expenses in the Company’s non-interest lines of business. Line of business operating expenses increased $1.5 million during the current quarter as compared with the same quarter in 2014. Growth in line of business revenue more than eclipsed the growth in related operating expenses, contributing to a measurable increase in profitability.

Salaries and benefits increased to $24.9 million in the current quarter of 2015, compared with $22.5 million in the second quarter of 2015 and $20.2 million in the same quarter in 2014. Increases in compensation costs derive from the staffing additions resulting from the acquisition of Merchants and Southern Bank and 18 Bank of America branches in the second quarter of 2015.

Non-provision credit resolution-related costs decreased from $3.2 million in the third quarter of 2014 to $1.1 million in the third quarter of 2015. Occupancy and equipment costs increased from $4.7 million in the third quarter of 2014 to $5.9 million in the third quarter of 2015 due to the increased number of branches that are now operated by the Company. Data processing and telecommunications expenses increased from $3.9 million in the third quarter of 2014 to $5.3 million in the third quarter of 2015 for the same reason.

Balance Sheet Trends

Total assets at September 30, 2015 were $5.22 billion, compared with $4.04 billion reported at December 31, 2014. The growth in total assets was driven by the acquisitions of Merchants and Southern Bank and 18 additional retail branches during the second quarter of 2015.

Loans, including loans held for sale, totaled $3.77 billion at September 30, 2015, compared with $2.90 billion at December 31, 2014. During the third quarter, organic growth in loans amounted to $78.2 million, or 10.4% on an annualized basis. Purchased, non-covered loans (excluding loan pools) decreased $40.8 million during the quarter to $767.5 million, down from $808.3 million at June 30, 2015. Purchased, non-covered loan pools increased $141.1 million during the quarter, to $410.1 million, as the Company purchased additional whole-loan, adjustable rate mortgage pools to invest its excess cash. Covered loans continued to decline and ended the quarter at $191.0 million, a decrease of $18.6 million during the quarter.

Investment securities at the end of the quarter amounted to $820.7 million, or 19.1% of earning assets, compared with $552.1 million, or 15.5% of earning assets, at December 31, 2014.

At September 30, 2015, total deposits amounted to $4.53 billion, or 98.0% of total funding, compared with $3.43 billion and 95.8%, respectively, at December 31, 2014. Non-interest bearing deposits at the end of the current quarter were $1.28 billion, or 28.2% of total deposits, compared with $839.4 million, or 24.5%, at December 31, 2014.

Stockholders’ equity at September 30, 2015 totaled $502.3 million, compared with $366.0 million reported at December 31, 2014. The increase in stockholders’ equity was the result of the issuance of $114.9 million of common shares in the first quarter of 2015 and earnings of $26.7 million during the first nine months of 2015. Tangible book value increased during the first nine months of 2015, from $10.99 per share at December 31, 2014 to $12.31 per share at September 30, 2015.

Tangible common equity as a percentage of tangible assets increased to 7.76% at the end of the third quarter of 2015, compared with 7.42% at the end of 2014.

Conference Call

The Company will host a teleconference at 10:00 a.m. EDT today (October 23, 2015) to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-877-504-1190 or 1-412-902-6630 for international participants and 1-855-669-9657 for Canada. The conference ID name is Ameris Bancorp.  A replay of the call will be available one hour after the end of the conference call until November 7, 2015. To listen to the replay, dial 1-877-344-7529 or 1-412-317-0088 for international participants and 1-855-669-9658 for Canada. The conference replay access code is 10074804. The conference call replay and the financial information discussed will also be available on the Investor Relations page of the Ameris Bank website at www.amerisbank.com.

Ameris Bancorp is headquartered in Moultrie, Georgia, and at the end of the most recent quarter had 103 locations in Georgia, Alabama, northern Florida and South Carolina, with ten of those locations announced to be consolidated within the coming months.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management of Ameris Bancorp (the “Company”) uses these non-GAAP measures in its analysis of the Company’s performance. These measures are useful when evaluating the underlying performance and efficiency of the Company’s operations and balance sheet. The Company’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements and are referred to the Company’s periodic filings with the Securities and Exchange Commission for a summary of certain factors that may impact the Company’s results of operations and financial condition.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
	2015	2015	2015	2014	2014	2015	2014

EARNINGS

Net Income Available to Common Shareholders	$15,627	$1,308	$9,764	$10,580	$11,663	$26,699	$27,857

PER COMMON SHARE DATA
Earnings per share available to common shareholders:
Basic	$0.49	$0.04	$0.32	$0.40	$0.44	$0.84	$1.08
Diluted	$0.48	$0.04	$0.32	$0.39	$0.43	$0.84	$1.07
Cash Dividends per share	$0.05	$0.05	$0.05	$0.05	$0.05	$0.15	$0.10
Book value per share (period end)	$15.60	$15.12	$15.22	$13.67	$13.22	$15.60	$13.22
Tangible book value per share (period end)	$12.31	$11.81	$13.01	$10.99	$10.68	$12.31	$10.68
Weighted average number of shares:
Basic	32,195,435	32,184,355	30,442,998	26,771,636	26,773,033	31,614,015	25,705,313
Diluted	32,553,167	32,520,453	30,796,148	27,090,293	27,160,886	31,961,969	26,099,413
Period-end number of shares	32,196,117	32,195,089	32,182,143	26,773,863	26,774,402	32,196,117	26,774,402
Market data:
High closing price	$28.75	$26.87	$26.55	$26.48	$24.04	$28.75	$24.04
Low closing price	$24.97	$24.73	$22.75	$21.95	$21.00	$22.75	$19.73
Period end closing price	$28.75	$25.29	$26.39	$25.64	$21.95	$28.75	$21.95
Average daily volume	174,900	107,413	105,152	111,473	79,377	129,678	87,019

PERFORMANCE RATIOS
Return on average assets	1.19%	0.12%	0.97%	1.05%	1.17%	0.74%	1.01%
Return on average common equity	12.53%	1.07%	8.76%	11.57%	13.19%	7.21%	10.73%
Earning asset yield (TE)	4.39%	4.49%	4.79%	5.08%	4.96%	4.54%	5.02%
Total cost of funds	0.32%	0.36%	0.40%	0.43%	0.45%	0.36%	0.43%
Net interest margin (TE)	4.07%	4.14%	4.39%	4.64%	4.50%	4.18%	4.57%
Non-interest income excluding securities transactions, as a percent of total revenue (TE)	32.33%	31.51%	29.06%	26.50%	28.86%	31.09%	27.70%
Efficiency ratio	66.87%	92.74%	72.38%	72.75%	67.64%	76.85%	70.25%

CAPITAL ADEQUACY (period end)
Stockholders' equity to assets	9.63%	9.35%	11.79%	9.07%	8.85%	9.63%	8.85%
Tangible common equity to tangible assets	7.76%	7.46%	10.26%	7.42%	7.27%	7.76%	7.27%

EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	7.76%	7.46%	10.26%	7.42%	7.27%	7.76%	7.27%
Effect of goodwill and other intangibles	1.87%	1.89%	1.54%	1.65%	1.58%	1.87%	1.58%
Equity to assets (GAAP)	9.63%	9.35%	11.79%	9.07%	8.85%	9.63%	8.85%

OTHER PERIOD-END DATA
Banking Division FTE	1,110	1,122	852	853	867	1,110	867
Mortgage Division FTE	218	191	170	174	176	218	176
Total Ameris Bancorp FTE Headcount	1,328	1,313	1,022	1,027	1,043	1,328	1,043

Assets per Banking Division FTE	$4,699	$4,640	$4,874	$4,733	$4,613	$4,699	$4,613
Branch locations	103	103	73	73	74	103	74
Deposits per branch location	$43,986	$43,801	$47,674	$47,002	$45,583	$43,986	$45,583

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
	2015	2015	2015	2014	2014	2015	2014

INCOME STATEMENT

Interest income
Interest and fees on loans	$45,775	$39,838	$38,618	$41,235	$39,610	$124,231	$109,376
Interest on taxable securities	4,694	3,747	3,153	3,114	3,034	11,594	8,972
Interest on nontaxable securities	480	462	469	483	496	1,411	1,143
Interest on deposits in other banks	227	177	124	66	46	528	170
Interest on federal funds sold	19	5	4	2	-	28	5
Total interest income	51,195	44,229	42,368	44,900	43,186	137,792	119,666

Interest expense
Interest on deposits	$2,521	$2,264	$2,280	$2,560	$2,540	$7,065	$6,928
Interest on other borrowings	1,275	1,277	1,256	1,334	1,514	3,808	3,858
Total interest expense	3,796	3,541	3,536	3,894	4,054	10,873	10,786

Net interest income	47,399	40,688	38,832	41,006	39,132	126,919	108,880

Provision for loan losses	986	2,656	1,069	888	1,669	4,711	4,760

Net interest income after provision for loan losses	$46,413	$38,032	$37,763	$40,118	$37,463	$122,208	$104,120

Noninterest income
Service charges on deposit accounts	$10,766	$7,151	$6,429	$6,522	$6,659	$24,346	$18,092
Mortgage banking activity	10,404	9,727	8,083	6,476	7,498	28,214	19,510
Other service charges, commissions and fees	1,145	829	668	643	690	2,642	2,004
Gain(loss) on sale of securities	115	10	12	-	132	137	138
Other non-interest income	2,548	2,909	2,383	2,721	2,922	7,840	6,730
Total noninterest income	24,978	20,626	17,575	16,362	17,901	63,179	46,474

Noninterest expense
Salaries and employee benefits	24,934	22,465	20,632	19,316	20,226	68,031	54,562
Occupancy and equipment expenses	5,915	4,809	4,554	4,717	4,669	15,278	12,804
Data processing and telecommunications expenses	5,329	4,214	4,260	4,229	3,928	13,803	11,322
Credit resolution related expenses (1)	1,083	11,240	3,161	5,290	3,186	15,484	8,216
Advertising and marketing expenses	667	833	641	847	594	2,141	2,022
Amortization of intangible assets	1,321	630	630	662	698	2,581	1,668
Merger and conversion charges	446	5,712	15	67	551	6,173	3,873
Other non-interest expenses	8,701	6,961	6,934	6,605	4,727	22,596	14,669
Total noninterest expense	48,396	56,864	40,827	41,733	38,579	146,087	109,136

Income before income taxes	$22,995	$1,794	$14,511	$14,747	$16,785	$39,300	$41,458

Income tax expense	7,368	486	4,747	4,167	5,122	12,601	13,315

Net income	$15,627	$1,308	$9,764	$10,580	$11,663	$26,699	$28,143

Preferred stock dividends	-	-	-	-	-	-	286

Net income available to common shareholders	$15,627	$1,308	$9,764	$10,580	$11,663	$26,699	$27,857

Diluted earnings available to common shareholders	0.48	0.04	0.32	0.39	0.43	0.84	1.07

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.
	2015	2015	2015	2014	2014

PERIOD-END BALANCE SHEET

Assets
Cash and due from banks	$114,396	$115,413	$80,142	$78,036	$69,421
Federal funds sold and interest bearing balances	120,925	239,804	126,157	92,323	40,165
Investment securities available for sale, at fair value	811,385	862,154	610,330	541,805	529,509
Other investments	9,322	9,322	8,636	10,275	12,687
Mortgage loans held for sale	111,807	108,829	73,796	94,759	110,059

Loans, net of unearned income	2,290,649	2,171,600	1,999,420	1,889,881	1,848,759
Purchased, non-covered loans (excluding loan pools)	767,494	808,313	643,092	674,239	673,724
Purchased, non-covered loan pools	410,072	268,984	-	-	-
Covered loans	191,021	209,598	245,745	271,279	313,589
Less allowance for loan losses	(22,471)	(21,658)	(21,852)	(21,157)	(22,212)
Loans, net	3,636,765	3,436,837	2,866,405	2,814,242	2,813,860

Other real estate owned	20,730	22,567	32,339	33,160	35,320
Purchased, non-covered other real estate owned	11,538	13,112	13,818	15,585	13,660
Covered other real estate owned	12,203	12,626	16,089	19,907	28,883
Total other real estate owned	44,471	48,305	62,246	68,652	77,863

Premises and equipment, net	124,756	124,916	98,292	97,251	98,752
Goodwill	87,701	87,367	63,547	63,547	58,879
Other intangibles, net	18,218	19,189	7,591	8,221	9,114
FDIC loss sharing receivable	4,506	14,957	23,312	31,351	38,233
Cash value of bank owned life insurance	59,894	59,552	59,212	58,867	58,217
Other assets	72,154	79,089	73,238	77,748	82,649
Total assets	$5,216,300	$5,205,734	$4,152,904	$4,037,077	$3,999,408

Liabilities
Deposits:
Noninterest-bearing	$1,275,800	$1,280,174	$967,015	$839,377	$816,517
Interest-bearing	3,254,723	3,231,373	2,513,216	2,591,772	2,556,602
Total deposits	4,530,523	4,511,547	3,480,231	3,431,149	3,373,119
Federal funds purchased & securities sold under agreements to repurchase	51,506	75,066	55,520	73,310	32,351
Other borrowings	39,000	39,000	43,851	78,881	147,409
Other liabilities	23,371	24,026	17,952	22,384	27,615
Subordinated deferrable interest debentures	69,600	69,325	65,567	65,325	65,084
Total liabilities	4,714,000	4,718,964	3,663,121	3,671,049	3,645,578

Stockholders' equity
Preferred stock	$-	$-	$-	$-	$-
Common stock	33,610	33,609	33,593	28,159	28,158
Capital surplus	336,599	336,212	335,578	225,015	224,142
Retained earnings	140,282	126,265	126,566	118,412	109,170
Accumulated other comprehensive income/(loss)	4,197	3,072	6,353	6,098	3,974
Less treasury stock	(12,388)	(12,388)	(12,307)	(11,656)	(11,614)
Total stockholders' equity	502,300	486,770	489,783	366,028	353,830
Total liabilities and stockholders' equity	$5,216,300	$5,205,734	$4,152,904	$4,037,077	$3,999,408

Other Data
Earning Assets	4,703,353	4,669,282	3,698,540	3,564,286	3,515,805
Intangible Assets	105,919	106,556	71,138	71,768	67,993
Interest Bearing Liabilities	3,414,829	3,414,764	2,678,154	2,809,288	2,801,446
Average Assets	5,213,275	4,464,558	4,079,750	4,011,128	3,969,893
Average Common Stockholders' Equity	494,957	491,967	452,132	362,659	350,733

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
	2015	2015	2015	2014	2014	2015	2014

ASSET QUALITY INFORMATION (1)

Allowance for loan losses
Balance at beginning of period	$21,658	$21,852	$21,157	$22,212	$22,254	$21,157	$22,377

Provision for loan loss (2)	1,050	1,800	1,100	650	1,573	3,950	4,071

Charge-offs	719	2,452	855	2,071	1,975	4,026	5,554
Recoveries	482	458	450	366	360	1,390	1,318
Net charge-offs (recoveries)	237	1,994	405	1,705	1,615	2,636	4,236

Ending balance	$22,471	$21,658	$21,852	$21,157	$22,212	$22,471	$22,212

As a percentage of loans	0.98%	1.00%	1.09%	1.12%	1.20%	0.98%	1.20%
As a percentage of nonperforming loans	109.31%	104.43%	104.85%	97.37%	97.38%	109.31%	97.38%

Net charge-off information
Charge-offs
Commercial, financial & agricultural	$135	$410	$392	$468	$191	$937	$1,099
Real estate - residential	234	464	268	368	406	966	1,339
Real estate - commercial & farmland	184	1,162	12	1,033	953	1,358	2,255
Real estate - construction & development	105	263	97	74	296	465	518
Consumer installment	61	153	86	128	129	300	343
Total charge-offs	719	2,452	855	2,071	1,975	4,026	5,554

Recoveries
Commercial, financial & agricultural	117	115	285	91	47	517	230
Real estate - residential	54	27	57	71	52	138	183
Real estate - commercial & farmland	272	17	15	91	31	304	183
Real estate - construction & development	6	277	31	49	96	314	300
Consumer installment	33	22	62	64	134	117	422
Total recoveries	482	458	450	366	360	1,390	1,318

Net charge-offs (recoveries)	$237	$1,994	$405	$1,705	$1,615	$2,636	$4,236

Non-accrual loans (excluding purchased non-covered and covered loans)	20,558	20,740	20,841	21,728	22,810	20,558	22,810
Non-accrual purchased non-covered loans	11,374	17,444	17,308	18,249	17,007	11,374	17,007
Foreclosed assets (excluding purchased assets)	20,730	22,567	32,339	33,160	35,320	20,730	35,320
Purchased, non-covered other real estate owned	11,538	13,112	13,818	15,585	13,660	11,538	13,660
Accruing loans delinquent 90 days or more	-	-	-	1	-	-	-
Total non-performing assets, excluding covered assets	64,200	73,863	84,306	88,723	88,797	64,200	88,797

Non-performing assets as a percent of total assets	1.23%	1.42%	2.03%	2.20%	2.22%	1.23%	2.22%
Net charge offs as a percent of loans (Annualized)	0.04%	0.37%	0.08%	0.36%	0.35%	0.15%	0.31%

(1)	Asset quality information is presented net of covered assets where the Company's risk exposure is limited substantially by loss sharing agreements with the FDIC.
(2)	During 2014 and 2015, the Company recorded provision for loan loss expense to account for losses where the initial estimate of cash flows was found to be excessive on loans acquired in FDIC assisted acquisitions. These amounts are excluded from the calculation above but reflected in the Company's Consolidated Statement of Operations.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	For the quarter ended:
	Sept.	Jun.	Mar.	Dec.	Sept.
	2015	2015	2015	2014	2014
Loans by Type
Commercial, financial & agricultural	$427,747	$373,202	$334,917	$319,654	$334,783
Real estate - construction & development	220,798	205,019	178,568	161,507	154,315
Real estate - commercial & farmland	1,067,828	1,010,195	947,274	907,524	882,160
Real estate - residential	532,285	537,201	496,043	456,106	436,515
Consumer installment	31,299	30,080	29,113	30,782	31,403
Other	10,692	15,903	13,505	14,308	9,583
Total Legacy (excluding purchased non-covered and covered)	$2,290,649	$2,171,600	$1,999,420	$1,889,881	$1,848,759

Commercial, financial & agricultural	$42,350	$45,337	$36,258	$38,041	$38,077
Real estate - construction & development	71,109	75,302	53,668	58,362	60,262
Real estate - commercial & farmland	385,032	404,588	291,760	306,706	296,790
Real estate - residential	263,312	276,798	257,216	266,342	273,347
Consumer installment	5,691	6,288	4,190	4,788	5,248
Total Purchased non-covered (net of discounts)	$767,494	$808,313	$643,092	$674,239	$673,724

Commercial, financial & agricultural	$-	$-	$-	$-	$-
Real estate - construction & development	-	-	-	-	-
Real estate - commercial & farmland	-	-	-	-	-
Real estate - residential	410,072	268,984	-	-	-
Consumer installment	-	-	-	-	-
Total Purchased non-covered loan pools	$410,072	$268,984	$-	$-	$-

Commercial, financial & agricultural	$13,349	$17,666	$20,905	$21,467	$22,545
Real estate - construction & development	14,266	15,002	19,519	23,447	27,756
Real estate - commercial & farmland	103,399	111,772	130,290	147,627	180,566
Real estate - residential	59,835	64,982	74,847	78,520	82,445
Consumer installment	172	176	184	218	277
Total Covered (net of discounts)	$191,021	$209,598	$245,745	$271,279	$313,589

Total Loan Portfolio:
Commercial, financial & agricultural	$483,446	$436,205	$392,080	$379,162	$395,405
Real estate - construction & development	306,173	295,323	251,755	243,316	242,333
Real estate - commercial & farmland	1,556,259	1,526,555	1,369,324	1,361,857	1,359,516
Real estate - residential	1,265,504	1,147,965	828,106	800,968	792,307
Consumer installment	37,162	36,544	33,487	35,788	36,928
Other	10,692	15,903	13,505	14,308	9,583
Total Loans	$3,659,236	$3,458,495	$2,888,257	$2,835,399	$2,836,072

Troubled Debt Restructurings, excluding purchased non-covered and covered loans:
Accruing loan types:
Commercial, financial & agricultural	$238	$278	$277	$290	$257
Real estate - construction & development	838	821	789	679	1,917
Real estate - commercial & farmland	5,719	6,617	7,309	6,477	7,080
Real estate - residential	5,209	4,702	4,513	5,258	7,973
Consumer installment	71	49	47	55	34
Total Accruing TDRs	$12,075	$12,467	$12,935	$12,759	$17,261

Non-accruing loan types:
Commercial, financial & agricultural	$68	$29	$17	$13	$507
Real estate - construction & development	30	57	90	228	196
Real estate - commercial & farmland	942	598	64	724	1,672
Real estate - residential	759	783	736	1,485	759
Consumer installment	64	82	90	73	93
Total Non-accrual TDRs	$1,863	$1,549	$997	$2,523	$3,227

Total Troubled Debt Restructurings	$13,938	$14,016	$13,932	$15,282	$20,488

The following table presents the loan portfolio by risk grade, excluding purchased non-covered and covered loans:
Grade 10 - Prime credit	$231,281	$181,933	$157,462	$128,577	$121,486
Grade 15 - Good credit	234,185	243,070	205,929	217,804	222,714
Grade 20 - Satisfactory credit	1,148,024	1,104,747	1,012,733	947,948	908,054
Grade 23 - Performing, under-collateralized credit	26,477	27,400	28,643	29,205	28,826
Grade 25 - Minimum acceptable credit	579,642	544,664	513,009	488,187	484,200
Grade 30 - Other asset especially mentioned	22,190	25,020	25,461	25,983	31,750
Grade 40 - Substandard	48,848	44,766	56,179	52,176	51,640
Grade 50 - Doubtful	2	-	4	1	88
Grade 60 - Loss	-	-	-	-	1
Total	$2,290,649	$2,171,600	$1,999,420	$1,889,881	$1,848,759

The following table presents the purchased, non-covered loan portfolio by risk grade:
Grade 10 - Prime credit	$9,801	$10,123	$7,444	$7,394	$3,965
Grade 15 - Good credit	50,906	53,220	23,640	29,727	35,461
Grade 20 - Satisfactory credit	348,034	362,304	206,480	208,686	180,702
Grade 23 - Performing, under-collateralized credit	10,612	10,537	10,024	6,578	1,216
Grade 25 - Minimum acceptable credit	290,272	300,411	337,386	361,155	399,729
Grade 30 - Other asset especially mentioned	26,458	34,779	22,323	25,747	20,048
Grade 40 - Substandard	31,381	36,887	35,743	34,889	32,565
Grade 50 - Doubtful	30	52	52	63	38
Grade 60 - Loss	-	-	-	-	-
Total	$767,494	$808,313	$643,092	$674,239	$673,724

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
	2015	2015	2015	2014	2014	2015	2014

AVERAGE BALANCES

Federal funds sold	$5,500	$5,500	$5,500	$3,163	$500	$5,500	$2,793
Interest bearing deposits in banks	199,057	201,765	158,286	69,772	63,355	188,110	71,185
Investment securities - taxable	772,252	600,176	485,922	461,800	451,563	620,500	427,252
Investment securities - nontaxable	72,549	70,653	71,229	72,072	74,176	71,481	58,384
Other investments	9,322	9,597	9,450	9,804	8,209	9,456	8,100
Mortgage loans held for sale	102,961	81,823	75,831	97,406	83,751	86,387	62,506
Loans	2,193,364	2,111,507	1,911,601	1,871,618	1,795,059	2,062,648	1,697,559
Purchased non-covered loans	788,351	654,397	650,331	659,472	688,452	702,117	538,802
Purchased non-covered loan pools	323,258	17,308	-	-	-	116,363	-
Covered loans	226,301	246,422	262,693	299,981	324,498	250,979	352,707
Total Earning Assets	$4,692,915	$3,999,148	3,630,843	3,545,088	3,489,563	$4,113,541	$3,219,288

Noninterest bearing deposits	$1,300,870	$1,088,249	$897,937	$850,879	$807,416	$1,097,750	$718,505
NOW accounts	907,618	745,709	756,795	786,511	743,352	802,800	703,551
MMDA	1,219,736	981,143	857,346	840,397	861,197	1,027,932	793,875
Savings accounts	239,999	188,767	163,624	156,663	155,559	198,379	148,111
Retail CDs < $100,000	484,007	388,248	372,463	386,844	439,150	417,638	389,959
Retail CDs > $100,000	387,485	378,137	383,962	401,934	370,166	380,980	364,274
Brokered CDs	-	-	-	4,023	5,970	-	5,970
Total Deposits	4,539,715	3,770,253	3,432,127	3,427,251	3,382,810	3,925,479	3,124,245

FHLB advances	-	17,275	16,778	35,815	55,435	11,289	50,751
Other borrowings	39,000	41,930	43,871	46,508	47,346	41,582	37,607
Subordinated debentures	69,448	67,180	65,436	65,195	64,953	67,369	58,647
Federal funds purchased and securities sold under agreements to repurchase	44,480	58,722	52,707	47,247	44,316	47,282	47,099
Total Non-Deposit Funding	152,928	185,107	178,792	194,765	212,050	167,522	194,104

Total Funding	$4,692,643	$3,955,360	$3,610,919	$3,622,016	$3,594,860	$4,093,001	$3,318,349

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
	2015	2015	2015	2014	2014	2015	2014

INTEREST INCOME/EXPENSE

INTEREST INCOME
Federal funds sold	$19	$5	$4	$2	$-	$28	$5
Interest bearing deposits in banks	227	177	124	66	47	528	171
Investment securities - taxable	4,694	3,747	3,153	3,114	3,034	11,594	8,972
Investment securities - nontaxable (TE)	648	624	633	652	670	1,905	1,543
Mortgage loans held for sale	970	764	692	947	787	2,426	1,646
Loans (TE)	27,258	25,629	22,418	23,294	21,790	75,305	64,433
Purchased non-covered loans	11,911	10,328	11,840	12,612	12,610	34,079	27,408
Purchased non-covered loan pools	2,997	149	-	-	-	3,146	-
Covered loans	3,192	3,385	3,995	4,704	4,726	10,572	16,651
Total Earning Assets	$51,916	$44,808	$42,859	$45,391	$43,663	$139,583	$120,829

Accretion Income (included above)	3,037	2,635	3,097	4,280	2,964	8,769	8,263

INTEREST EXPENSE
Non-interest bearing deposits	$-	$-	$-	$-	$-	$-	$-
NOW accounts	304	318	376	414	324	998	903
MMDA	877	760	663	768	783	2,300	2,186
Savings accounts	42	37	37	45	42	116	119
Retail CDs < $100,000	607	488	513	553	596	1,608	1,563
Retail CDs > $100,000	691	662	691	746	749	2,044	2,015
Brokered CDs	-	-	-	34	47	-	143
Total Deposits	2,521	2,265	2,280	2,560	2,541	7,066	6,929

FHLB advances	-	16	15	26	51	31	114
Other borrowings	322	346	366	379	558	1,034	1,381
Subordinated debentures	914	866	832	887	866	2,612	2,240
Federal funds purchased and securities sold under agreements to repurchase	39	48	43	41	39	130	123
Total Non-Deposit Funding	1,275	1,276	1,256	1,333	1,514	3,807	3,858

Total Funding	$3,796	$3,541	$3,536	$3,893	$4,055	$10,873	$10,787

Net Interest Income (TE)	$48,120	$41,267	$39,323	$41,498	$39,608	$128,710	$110,042

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
	2015	2015	2015	2014	2014	2015	2014
YIELDS (1)

Federal funds sold	1.37%	0.36%	0.29%	0.25%	0.00%	0.68%	0.24%
Interest bearing deposits in banks	0.45%	0.35%	0.32%	0.38%	0.29%	0.38%	0.32%
Investment securities - taxable	2.41%	2.50%	2.63%	2.68%	2.67%	2.50%	2.81%
Investment securities - nontaxable	3.54%	3.54%	3.60%	3.59%	3.58%	3.56%	3.53%
Mortgage loans held for sale	3.74%	3.75%	3.70%	3.86%	3.73%	3.75%	3.52%
Loans	4.93%	4.87%	4.76%	4.94%	4.82%	4.88%	5.07%
Purchased non-covered loans	5.99%	6.33%	7.38%	7.59%	7.27%	6.49%	6.80%
Purchased non-covered loan pools	3.68%	3.45%	0.00%	0.00%	0.00%	3.61%	0.00%
Covered loans	5.60%	5.51%	6.17%	6.22%	5.78%	5.63%	6.31%
Total Earning Assets	4.39%	4.49%	4.79%	5.08%	4.96%	4.54%	5.02%

Noninterest bearing deposits	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
NOW accounts	0.13%	0.17%	0.20%	0.21%	0.17%	0.17%	0.17%
MMDA	0.29%	0.31%	0.31%	0.36%	0.36%	0.30%	0.37%
Savings accounts	0.07%	0.08%	0.09%	0.11%	0.11%	0.08%	0.11%
Retail CDs < $100,000	0.50%	0.50%	0.56%	0.57%	0.54%	0.51%	0.54%
Retail CDs > $100,000	0.71%	0.70%	0.73%	0.74%	0.80%	0.72%	0.74%
Brokered CDs	0.00%	0.00%	0.00%	3.35%	3.12%	0.00%	3.20%
Total Deposits	0.22%	0.24%	0.27%	0.30%	0.30%	0.24%	0.30%

FHLB advances	0.00%	0.37%	0.36%	0.29%	0.36%	0.37%	0.30%
Other borrowings	3.28%	3.31%	3.38%	3.23%	4.68%	3.32%	4.91%
Subordinated debentures	5.22%	5.17%	5.16%	5.40%	5.29%	5.18%	5.11%
Federal funds purchased and securities sold under agreements to repurchase	0.35%	0.33%	0.33%	0.34%	0.35%	0.37%	0.35%
Total Non-Deposit Funding	3.31%	2.76%	2.85%	2.72%	2.83%	3.04%	2.66%

Total funding (3)	0.32%	0.36%	0.40%	0.43%	0.45%	0.36%	0.43%

Net interest spread	4.07%	4.13%	4.39%	4.65%	4.52%	4.18%	4.58%

Net interest margin	4.07%	4.14%	4.39%	4.64%	4.50%	4.18%	4.57%

(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 35%.

(2) Rate calculated based on average earning assets.

(3) Rate calculated based on total average funding including non-interest bearing liabilities.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
	2015	2015	2015	2014	2014	2015	2014
Operating Net Income Reconciliation

Net income available to common shareholders	$15,627	$1,308	$9,764	$10,580	$11,663	$26,699	$27,857

Merger and conversion charges	446	5,712	15	67	551	6,173	3,873
Non-recurring credit resolution related expenses	-	11,241	-	-	-	11,241	-
Tax effect of non-recurring charges	(156)	(5,934)	(5)	(23)	(193)	(6,095)	(1,356)
Plus: After tax non-recurring charges	290	11,019	10	44	358	11,319	2,517

Operating Net income	15,917	12,327	9,774	10,624	12,021	38,018	30,374

Operating net income per diluted share:	$0.49	$0.38	$0.32	$0.39	$0.44	$1.19	$1.16
Return on average assets	1.21%	1.11%	0.97%	1.05%	1.20%	1.05%	1.16%
Return on average common tangible equity	16.23%	12.83%	10.40%	14.49%	16.87%	12.74%	16.25%

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
	2015	2015	2015	2014	2014	2015	2014
Net Interest Margin and Yields on Total Loans Excluding Accretion Reconciliation

Total Interest Income (TE)	$51,916	$44,808	$42,859	$45,391	$43,663	$139,583	$120,829
Accretion Income	3,037	2,635	3,097	4,280	2,964	8,769	8,263
Total Interest Income (TE) Excluding Accretion	$48,879	$42,173	$39,762	$41,111	$40,699	$130,814	$112,566

Total Interest Expense	$3,796	$3,541	$3,536	$3,893	$4,055	$10,873	$10,787
Net Interest Income (TE) Excluding Accretion	$45,083	$38,632	$36,226	$37,218	$36,644	$119,941	$101,779

Yield on Total Loans Excluding Accretion	4.83%	4.86%	5.01%	5.05%	5.07%	4.90%	5.14%

Net Interest Margin Excluding Accretion	3.81%	3.87%	4.05%	4.17%	4.17%	3.90%	4.23%

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
Core Earnings Reconciliation	2015	2015	2015	2014	2014	2015	2014

Pre-tax operating profit/(loss)	$22,995	$1,794	$14,511	$14,747	$16,785	$39,300	$41,458
Plus: Credit Related Costs
Provision for loan losses	986	2,656	1,069	888	1,669	4,711	4,760
(Gains)/Losses on the sale of legacy OREO	36	436	110	(228)	(3)	582	228
(Gains)/Losses on the sale of covered OREO	56	194	20	344	(184)	270	183
Problem loan and OREO expense	991	10,632	3,031	5,175	3,373	14,654	7,809
Interest reversed (received) on non-accrual loans	17	413	156	(6)	94	586	411
Total Credit-Related Costs	2,086	14,331	4,386	6,173	4,949	20,803	13,391

Plus: Cconversion charges	446	5,712	15	67	551	6,173	3,873
Less: Non-recurring gains
Gains on sales of securities	(115)	(10)	(12)	-	(132)	(137)	(138)
Gains on sales of bank premises	-	-	-	-	(616)	-	(616)
Other non-recurring adjustments	-	-	-	188	-	-	(870)

Pretax, Pre-provision earnings	$25,412	$21,827	$18,900	$21,175	$21,537	$66,139	$57,098

As percentage of average assets, annualized	1.93%	1.96%	1.88%	2.09%	2.15%	1.70%	1.92%

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
Recurring Operating Expenses	2015	2015	2015	2014	2014	2015	2014

Total Operating Expenses	48,396	56,864	40,827	41,733	38,579	146,087	109,136
Less: Credit costs & non-recurring charges
Gains/(Losses) on the sale of legacy OREO	(36)	(436)	(110)	228	3	(582)	(225)
Gains/(Losses) on the sale of covered OREO	(56)	(194)	(20)	(344)	184	(270)	(183)
Problem loan and OREO expense	(991)	(10,632)	(3,031)	(5,175)	(3,373)	(14,654)	(7,809)
Severance payments	-	-	-	(188)	-	-	-
Conversion expenses	(446)	(5,712)	(15)	(67)	(551)	(6,173)	(3,873)
Gains/(Losses) on the sale of premises	-	-	-	-	616	-	616

Recurring operating expenses	$46,867	$39,890	$37,651	$36,187	$35,458	$124,408	$97,662

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
	2015	2015	2015	2014	2014	2015	2014
Segment Reporting

Banking Division:
Net interest income	$43,044	$36,806	$35,839	$38,045	$36,142	$115,689	$102,415
Provision for loan losses	960	2,456	927	737	994	4,343	4,085
Noninterest income	13,470	9,262	8,780	8,595	8,932	31,512	23,742
Noninterest expense:
Salaries and employee benefits	17,921	15,675	15,362	14,196	14,819	48,958	40,905
Occupancy	5,444	4,376	4,144	4,319	4,277	13,964	11,778
Data Processing	4,998	3,913	4,011	3,901	3,619	12,922	10,535
Other expenses	11,379	24,048	10,356	12,320	8,722	45,783	26,855
Total noninterest expense	39,742	48,012	33,873	34,736	31,437	121,627	90,073
Income before income taxes	15,812	(4,400)	9,819	11,167	12,643	21,231	31,999
Income Tax	4,854	(1,682)	3,105	2,914	3,672	6,277	10,004
Net income	10,958	(2,718)	6,714	8,253	8,971	14,954	21,995
Preferred stock dividends	-	-	-	-	-	-	286
Net income available to common shareholders	$10,958	$(2,718)	$6,714	$8,253	$8,971	$14,954	$21,709

Retail Mortgage Division:
Net interest income	$2,485	$1,979	$1,545	$1,822	$1,636	$6,009	$3,522
Provision for loan losses	26	200	142	151	675	368	675
Noninterest income	9,827	9,095	7,610	6,076	6,967	26,532	18,883
Noninterest expense:
Salaries and employee benefits	6,138	5,592	4,527	4,175	4,340	16,257	11,743
Occupancy	397	396	380	373	368	1,173	969
Data Processing	308	279	212	315	285	799	728
Other expenses	662	1,150	932	828	735	2,744	2,764
Total noninterest expense	7,505	7,417	6,051	5,691	5,728	20,973	16,204
Income before income taxes	4,781	3,457	2,962	2,056	2,200	11,200	5,526
Income Tax	1,673	1,210	1,037	720	770	3,920	1,934
Net income	3,108	2,247	1,925	1,336	1,430	7,280	3,592
Preferred stock dividends	-	-	-	-	-	-	-
Net income available to common shareholders	$3,108	$2,247	$1,925	$1,336	$1,430	$7,280	$3,592

Warehouse Lending:
Net interest income	$1,128	$1,179	$835	$752	$711	$3,142	$1,264
Provision for loan losses	-	-	-	-	-	-	-
Noninterest income	372	383	273	237	168	1,028	418
Noninterest expense:
Salaries and employee benefits	137	99	127	84	69	363	171
Occupancy	1	1	2	-	-	4	1
Data Processing	22	20	33	11	21	75	43
Other expenses	40	19	36	171	134	95	232
Total noninterest expense	200	139	198	266	224	537	447
Income before income taxes	1,300	1,423	910	723	655	3,633	1,235
Income Tax	455	498	319	253	229	1,272	432
Net income	845	925	592	470	426	2,361	803
Preferred stock dividends	-	-	-	-	-	-	-
Net income available to common shareholders	$845	$925	$592	$470	$426	$2,361	$803

SBA Division:
Net interest income	$742	$724	$613	$387	$643	$2,079	$1,679
Provision for loan losses	-	-	-	-	-	-	-
Noninterest income	1,309	1,886	912	1,454	1,834	4,107	3,431
Noninterest expense:
Salaries and employee benefits	738	1,099	616	861	998	2,453	1,743
Occupancy	73	36	28	25	24	137	56
Data Processing	1	2	4	2	3	7	16
Other expenses	137	159	57	152	165	353	597
Total noninterest expense	949	1,296	705	1,040	1,190	2,950	2,412
Income before income taxes	1,102	1,314	820	801	1,287	3,236	2,698
Income Tax	386	460	287	280	450	1,133	944
Net income	716	854	533	521	837	2,103	1,754
Preferred stock dividends	-	-	-	-	-	-	-
Net income available to common shareholders	$716	$854	$533	$521	$837	$2,103	$1,754

Total Consolidated:
Net interest income	$47,399	$40,688	$38,832	$41,006	$39,132	$126,919	$108,880
Provision for loan losses	986	2,656	1,069	888	1,669	4,711	4,760
Noninterest income	24,978	20,626	17,575	16,362	17,901	63,179	46,474
Noninterest expense:
Salaries and employee benefits	24,934	22,465	20,632	19,316	20,226	68,031	54,562
Occupancy	5,915	4,809	4,554	4,717	4,669	15,278	12,804
Data Processing	5,329	4,214	4,260	4,229	3,928	13,803	11,322
Other expenses	12,218	25,376	11,381	13,471	9,756	48,975	30,448
Total noninterest expense	48,396	56,864	40,827	41,733	38,579	146,087	109,136
Income before income taxes	22,995	1,794	14,511	14,747	16,785	39,300	41,458
Income Tax	7,368	486	4,747	4,167	5,122	12,601	13,315
Net income	15,627	1,308	9,764	10,580	11,663	26,699	28,143
Preferred stock dividends	-	-	-	-	-	-	286
Net income available to common shareholders	$15,627	$1,308	$9,764	$10,580	$11,663	$26,699	$27,857